UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 28, 2024

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act. ☐

Item 8.01  Other Events.

Hallador Energy Company (the “Company”) is filing this Current Report on Form 8-K to correct a typographical error in its earnings release furnished by the Company with its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2024, and in its Annual Report on Form 10-K filed with the SEC on March 14, 2024 (the “Form 10-K”). In the press release, the row in the table on the second page reading “Average cost per ton of coal sold was $33.67 for the year ended December 31, 2023 ($26.98 after eliminating for intercompany sales to Merom)” (which incorrectly copied the “average cost per MWh sold” data that appears below in the same table) is hereby replaced with “Average cost per ton of coal sold was $44.94 for the year ended December 31, 2023 ($52.76 after eliminating for intercompany sales to Merom)”.  The same error appears in the table included on page 31 of the Form 10-K and is similarly corrected.  No other figures in the press release or Form 10-K are impacted.

Item 9.01 – Financial Statements and Exhibits.

   (d)  Exhibits

   104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2024	By:	/s/LAWRENCE D. MARTIN
Lawrence D. Martin Chief Financial Officer

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